As filed with the Securities and Exchange Commission on January 22, 2008

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           Electronic Game Card, Inc.
               (Exact name of issuer as specified in its charter)

          Delaware                                               87-0624752
  (State or jurisdiction of                                    (IRS Employer
incorporation or organization)                               Identification No.)


                          712 Fifth Avenue, 19th Floor
                          New York, New York 10019-4108
                    (Address of Principal Executive Offices)

                 2007 CONSULTANTS STOCK COMPENSATION AGREEMENTS
                            (Full title of the plan)


                    Lee Cole, Interim Chief Executive Officer
                          712 Fifth Avenue, 19th Floor
                          New York, New York 10019-4108
                                 (646) 723-8936
           (Name, address, and telephone number of agent for service)
                                    --------

                          Copies of Communications to:

                            L. Stephen Albright, Esq.
                              ALBRIGHT & BLUM, P.C.
                       17337 Ventura Boulevard, Suite 208
                                Encino, CA 91317
                        P (818) 789-0779 F (818) 234-0135

                Approximate date of commencement of proposed sale
            to the public: As soon as practicable after the effective
                      date of this Registration Statement.

                         Calculation of Registration Fee
                                          Proposed        Proposed
                                          maximum         maximum
Title of securities       Amount       offering price     aggregate          Amount of
 to be registered    to be registered   per share(1)   offering price(2)  registration fee
-------------------  ----------------  --------------  -----------------  ----------------
Common Stock          605,391 shares   $         0.60  $      363,234.60  $          14.28
par value $0.001

(1)      These   shares  are   issuable   as   compensation   pursuant   to  the
         Employee-Consultant Stock Compensation Plan adopted by Issuer on March 1, 2007.

(2) The average bid and asked price as of January 17, 2008, pursuant to Rule 457(c) under the Securities Act of 1933, as amended, used solely for the purpose of calculating the amount of the registration fee, which was $0.60 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Electronic Game Card, Inc., a Delaware corporation (hereinafter "Company" or "Registrant") with regard to the registration of Six hundred and five thousand three hundred and ninety one (605,391) shares of its common stock, $.001 par value, which are issuable to eligible employees and consultants of Registrant under the 2007 Consultant Stock Compensation Agreements (the "Plan"). The Plan is limited to the issuance of shares pursuant to "Consulting Agreements" with two (2) consultants/service providers.

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         *In accordance with Instructional Note to Part I of Form S-8, the information specified by Part I of a Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of common stock issued pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents of Company, previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

         1. The Company's latest annual report on Form 10-KSB for the period ending December 31, 2006, filed with the Commission on April 5, 2007;

         2. The Company's quarterly report on Form 10-QSB for the period ended March 31, 2007, filed with the Commission May 15, 2007;

         3. The Company's latest quarterly report on Form 10-QSB for the period ending June 30, 2007, filed with the Commission on August 14, 2007;

         4. The Company's latest quarterly report on Form 10-QSB for the period ending September 30, 2007, filed with the Commission on November 13, 2007, as amended on Form 10-QSB/A filed with the Commission on November 26, 2007;

         5. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual report.

         6. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of The Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The securities to be registered and offered are the shares of Registrant's common stock, par value $.001, which is registered under Section 12 of the Securities Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         While neither Albright & Blum, P.C., who is issuing the legal opinion regarding this Registration, nor the Company's independent registered public accounting firm, Mendoza Berger & Company, LLP, Irvine, California, have any interests in the Company's common stock, Mr. L. Stephen Albright, Esq. a principal of Albright & Blum, P.C. is receiving Forty Thousand (40,000) shares of stock pursuant to his consulting and services agreement with the Company, the aggregate value of which is less than Fifty Thousand Dollars ($50,000). Further, the shares issued to Mr. Albright are not contingent upon the issuance of the opinion letter provided herein.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following documents are filed or incorporated by reference as part of this Registration Statement:

5.1      Opinion of L. Stephen Albright of Albright & Blum, P.C.

10.9     Form of Consultant  Stock  Compensation  Agreement with  consultant Ms.
         Frances  Salixalba   trading  as  White  Willow  Software   Consultants
         regarding the "Poker Winning Seats Version 2" software;

10.10 Form of Consultant Stock Compensation Agreement with consultant L. Stephen Albright;

23.1 Consent of Mendoza Berger & Company, LLP, Independent Registered Public Accounting Firm; and,

23.2     Consent of L. Stephen  Albright of Albright & Blum,  P.C.  (included in
         Exhibit 5.1)

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii)  To  include   any   additional   or  changed   material
         information on the plan of distribution.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in New York, New York, on January 22, 2008.


                                        Electronic Game Card, Inc.
                                        A Delaware corporation, Registrant

                                    By: /S/ LEE COLE
                                        ----------------------------------------
                                        LEE COLE, Acting Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



     Signature                         Title                          Date


/S/ LEE COLE               Acting Chief Executive Officer       January 22, 2008
-----------------------    (Principal Executive Officer)
LEE COLE


/S/ LINDEN J. BOYNE        Chief Financial Officer, Secretary   January 22, 2008
-----------------------    and Director (Principal Financial
LINDEN J. BOYNE                         Officer)


/S/ GORDON McNALLY
-----------------------               Director                  January 22, 2008
GORDON McNALLY